                                                                    EXHIBIT 20.2


[WFS FINANCIAL INC LOGO]


                        WFS FINANCIAL 2002-2 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of January 31, 2003
                   for Distribution Date of February 20, 2003




COLLECTIONS                                                                                                          DOLLARS

Payments received                                                                                                  181,683,833.53
     Plus / (Less):
               Net Servicer Advances                                                                                   (58,650.22)
                                                                                                                -----------------

Total Funds Available for Distribution                                                                             181,625,183.31
                                                                                                                =================



DISTRIBUTIONS

     Servicing Fee                                                                            4,552,263.00
     Trustee and Other Fees                                                                     565,026.70
     Other Miscellaneous Payments                                                               125,183.33
                                                                                          ----------------

Total Fee Distribution                                                                                               5,242,473.03

     Note Interest Distribution Amount - Class A-1                        404,820.40
     Note Interest Distribution Amount - Class A-2                      3,257,100.00
     Note Interest Distribution Amount - Class A-3                      5,476,875.00
     Note Interest Distribution Amount - Class A-4                      4,365,000.00
                                                                      --------------

Total Class A Interest Distribution                                                          13,503,795.40

     Note Principal Distribution Amount - Class A-1                    81,737,864.38
     Note Principal Distribution Amount - Class A-2                    65,693,148.69
     Note Principal Distribution Amount - Class A-3                             0.00
     Note Principal Distribution Amount - Class A-4                             0.00
                                                                      --------------

Total Class A Principal Distribution                                                        147,431,013.07
                                                                                          ----------------

Total Principal and Interest Distribution                                                                          160,934,808.47

     Spread Account Deposit                                                                                         15,447,901.81
                                                                                                                -----------------

Total Distributions                                                                                                181,625,183.31
                                                                                                                =================

                        WFS FINANCIAL 2002-2 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of January 31, 2003
                   for Distribution Date of February 20, 2003


PORTFOLIO DATA:
                                                                          # of loans
     Beginning Aggregate Scheduled Balance                                   102,800                             1,506,737,864.38
         Less:   Principal Payments                                                         (65,361,019.91)
                 Full Prepayments                                             (5,534)       (59,477,988.50)
                 Partial Prepayments                                               0                  0.00
                 Liquidations                                                 (1,522)       (22,592,004.66)
                                                                                          ----------------
                                                                                                                  (147,431,013.07)

                                                                                                                -----------------

     Ending Aggregate Scheduled Balance                                       95,744                             1,359,306,851.31
                                                                                                                =================

OTHER RELATED INFORMATION:

Spread Account

     Beginning Balance                                                                       60,269,514.58
                Deposits                                                                     15,447,901.81
                Reductions                                                                  (21,345,142.34)
                                                                                          ----------------
                Ending Balance                                                                                      54,372,274.05

     Beginning Initial Deposit                                                               26,727,548.72
           Repayments                                                                       (21,345,142.34)
                                                                                          ----------------
     Ending Initial Deposit                                                                                          5,382,406.38

Servicer Advances

     Beginning Unreimbursed Advances:                                                         1,650,371.76
     Net Advances                                                                               (58,650.22)
                                                                                          ----------------
                                                                                                                     1,591,721.54

Net Charge-Off Data:                                                      # of loans
     Charge-Offs                                                               3,013         16,910,051.49
     Recoveries                                                               (1,985)        (2,615,844.35)
                                                                                          ----------------
                                                                                                                    14,294,207.14

Delinquencies (P&I):                                                      # of loans
     30-59 Days                                                                 1598         20,815,910.39
     60-89 Days                                                                  559          7,208,483.11
     90-119 Days                                                                 187          2,161,233.88
     120 days and over                                                             9            116,191.29

Repossessions                                                                    195          1,649,074.85

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or
9.01 of the Sale and Servicing Agreement)                                          0                                         0.00

Cumulative Charge-Off Percentage                                                                                            0.82%
Delinquency Percentage                                                                                                      0.76%

WAC                                                                                                                      12.4832%
WAM                                                                                                                        53.875

                        WFS FINANCIAL 2002-2 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of January 31, 2003
                   for Distribution Date of February 20, 2003

                                  BEGINNING       NOTE QUARTERLY                   TOTAL
               ORIGINAL          OUTSTANDING        PRINCIPAL        PRIOR       PRINCIPAL
               PRINCIPAL          PRINCIPAL       DISTRIBUTABLE    PRINCIPAL   DISTRIBUTABLE
CLASSES         BALANCE            BALANCE            AMOUNT       CARRYOVER      AMOUNT
=============================================================================================

  A-1         325,000,000.00      81,737,864.38    81,737,864.38      0.00      81,737,864.38


  A-2         462,000,000.00     462,000,000.00    65,693,148.69      0.00      65,693,148.69


  A-3         575,000,000.00     575,000,000.00             0.00      0.00               0.00


  A-4         388,000,000.00     388,000,000.00             0.00      0.00               0.00









=============================================================================================

 TOTAL      1,750,000,000.00   1,506,737,864.38   147,431,013.07      0.00     147,431,013.07

=============================================================================================

                                            REMAINING           TOTAL
               PRINCIPAL      CURRENT      OUTSTANDING        PRINCIPAL
             DISTRIBUTION    PRINCIPAL      PRINCIPAL        AND INTEREST
CLASSES         AMOUNT       CARRYOVER       BALANCE         DISTRIBUTION
==========================================================================

  A-1        81,737,864.38      0.00                 0.00    82,142,684.78


  A-2        65,693,148.69      0.00       396,306,851.31    68,950,248.69


  A-3                 0.00      0.00       575,000,000.00     5,476,875.00


  A-4                 0.00      0.00       388,000,000.00     4,365,000.00









==========================================================================

 TOTAL      147,431,013.07      0.00     1,359,306,851.31   160,934,808.47

==========================================================================

====================================================================================================================================
                        NOTE QUARTERLY                     TOTAL
                           INTEREST         PRIOR        INTEREST          INTEREST       CURRENT       DEFICIENCY         POLICY
 NOTE       INTEREST    DISTRIBUTABLE     INTEREST     DISTRIBUTABLE     DISTRIBUTION    INTEREST         CLAIM            CLAIM
CLASSES       RATE          AMOUNT        CARRYOVER       AMOUNT            AMOUNT       CARRYOVER        AMOUNT           AMOUNT
====================================================================================================================================

  A-1        1.938%         404,820.40         0.00       404,820.40       404,820.40         0.00          0.00               0.00

  A-2         2.82%       3,257,100.00         0.00     3,257,100.00     3,257,100.00         0.00          0.00               0.00

  A-3         3.81%       5,476,875.00         0.00     5,476,875.00     5,476,875.00         0.00          0.00               0.00

  A-4         4.50%       4,365,000.00         0.00     4,365,000.00     4,365,000.00         0.00          0.00               0.00










                                                                                                      =============================

                                                                                                            0.00               0.00

                                                                                                      =============================

                                                                                                      =============================

                                                                                                      Note Percentage        100.00%

==================================================================================================

 TOTAL                   13,503,795.40         0.00    13,503,795.40    13,503,795.40         0.00

===================================================================================================================================

                        WFS FINANCIAL 2002-2 OWNER TRUST
                              Officer's Certificate
               for Master Service Report Date of January 31, 2003
                   for Distribution Date of February 20, 2003





Detailed Reporting

            See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of January 31, 2003 and were performed in conformity with the Sale and Servicing Agreement dated August 1, 2000.




                                        --------------------------------------
                                        Susan Tyner
                                        Vice President
                                        Assistant Controller



                                        --------------------------------------
                                        Mark Olson
                                        Senior Vice President
                                        Controller